UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

Booking Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1528493
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

800 Connecticut Avenue

Norwalk, Connecticut 06854

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

€750,000,000 3.000% Senior Notes Due 2030	The Nasdaq Stock Market LLC
€750,000,000 3.625% Senior Notes Due 2035	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-273678 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description of the securities to be registered is contained in the Prospectus Supplement dated November 4, 2025, and the Prospectus dated August 4, 2023, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on November 5, 2025, each of which forms a part of the Registrant’s Registration Statement on Form S-3 (No. 333-273678), and each of which is incorporated by reference.

Item 2. Exhibits

The following exhibits are filed with the Commission and the Nasdaq Stock Market LLC:

2.1 Form of the Registrant’s 3.000% Senior Note Due 2030 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Commission on November 7, 2025).

2.2 Form of the Registrant’s 3.625% Senior Note Due 2035 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the Commission on November 7, 2025).

2.3 Indenture, dated August 8, 2017 (the “Base Indenture”), between the Registrant and U.S. Bank Trust Company, National Association, as trustee, (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form S-3 (No. 333-273678) filed with the Commission on August 4, 2023).

2.4 Officers’ Certificate, dated November 7, 2025, with respect to the 3.000% Senior Notes due 2030 issued pursuant to the Base Indenture (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed with the Commission on November 7, 2025).

2.5 Officers’ Certificate, dated November 7, 2025, with respect to the 3.625% Senior Notes due 2035 issued pursuant to the Base Indenture (incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K filed with the Commission on November 7, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BOOKING HOLDINGS INC.

Date: November 21, 2025	By:	/s/ Peter J. Millones
		Name:	Peter J. Millones
		Title:	Executive Vice President and General Counsel